ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0270472009-4
[signature]	Filing Number 20090416176-26
Secretary of State	Filed On 05/13/2009
State Of Nevada	Number of Pages 7

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Tri-Energy Corporation
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: Registered Agent Solutions, Inc. (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 4625 West Nevso Drive, Suite 2 (Street Address) Las Vegas (City) Nevada 89103 (Zip Code) Mailing Address (if different from street address) (City) Nevada (Zip Code)
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 20,000,000 Preferred $0.001 par value per share 100,000,000 Common Par value per share: $ .001 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Patrick Carter (Name) 5011 Argosy Avenue, Suite 4 (Street Address) Huntington Beach (City) CA (State) 92649 (Zip Code) 2) Parvenah Carter (Name) 5011 Argosy Avenue, Suite 4 (Street Address) Huntington Beach (City) CA (State) 92649 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* Alternative Energy Generation
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Christopher A. Wilson (Name) X [signature] (Incorporator Signature) 9110 Irvine Center Drive (Address) Irvine (City) CA (State) 92618 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date 5/13/09

This form must be accompanied by appropriate fees.

ARTICLES OF INCORPORATION
OF
TRI-ENERGY CORPORATION

PURSUANT TO SECTION 78 OF THE NEVADA REVISED STATUTES

Article I

The name of the corporation (hereinafter referred to as the "Corporation") is:
Tri-Energy Corporation

Article II

The name of the Corporation's registered agent is Registered Agent Solutions, Inc., 4625 West Nevso Drive, Suite 2, Las Vegas, NV 89103.

Article III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the Nevada Revised Statutes (the "N.R.S.").

Article IV

The total number of shares of stock that the Corporation shall have authority to issue is 120,000,000, consisting of 100,000,000, shares of Common Stock ("Common Stock") having par value of $.001, and 20,000,000 shares of preferred stock, having par value of $.001 (the "Preferred Stock").

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of Preferred Stock in series and by filing the required statements with the State of Nevada, to establish from time to time the number of shares of each series, and to fix the designations, powers, preferences and rights of shares of each such series and the qualifications, limitations and restrictions thereof, including but not limited to, the following:

(a) the number of shares constituting the series and the designation of that series;

(b) the dividends on shares of that series;

(c) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d) whether that series shall have conversion rights, including any provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e) whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemptions, including the date or dates upon or after which such shares shall be redeemable and the amount per share payable in the case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) whether such shares or series shall require the establishment of a sinking fund for the redemption or repurchase of the shares of that series, and, if so, the terms and amounts of such sinking fund;

(g) the rights of such shares of that series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the corporation, and relative rights of priority, if any, or payment of such shares and that series; and

(h) any other relative rights, preferences, privileges, restrictions or limitations of that series.

Except as may be provided in these Articles of Incorporation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

Article V

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of the stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

(b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

(c) Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

(d) Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

(e) Provisions that permit the Corporation to redeem or exchange such rights.

(f) The appointment of a rights agent with respect to such rights.

Article VI

(a) Subject to the rights of the holders to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws.

(b) Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

(c) Subject to the rights of the holders to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled, unless the Board of Directors otherwise determines, by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the sole remaining director, or by stockholders. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d) Subject to the rights of the holders to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be

removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the then outstanding Voting Stock, voting together as a single class. For the purposes of these Articles of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

Article VII

(a) In furtherance of, and not in limitation of, the powers conferred by applicable law, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto.

(b) The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

Article VIII

(a) Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the Bylaws of the Corporation, to the fullest extent permitted from time to time by the N.R.S. as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect.

(b) The Corporation may, by action of the Board of Directors or through the adoption of Bylaws, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by these Articles of Incorporation or otherwise by the Corporation.

(c) The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the N.R.S. requires, the payment of such expenses incurred by such a person in his or her capacity as such a director or officer of the Corporation in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VIII or otherwise.

(d) Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this Article VIII.

(e) Neither any amendment or repeal of any Section of this Article VIII, nor the adoption of any provision of these Articles of Incorporation or the Bylaws of the Corporation inconsistent with this Article VIII, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article VIII existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article VIII, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article VIII, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

Article IX

(a) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the N.R.S., as now or hereafter in effect. If the N.R.S. is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the N.R.S., as so amended.

(b) Neither any amendment or repeal of any Section of this Article IX, nor the adoption of any provision of these Articles of Incorporation or the Bylaws of the Corporation inconsistent with this Article IX, shall adversely affect any right or protection of any director established pursuant to this Article IX existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article IX, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article IX, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

Article X

Except as may be expressly provided in these Articles of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Articles of Incorporation and any other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or thereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X; provided, however, that any amendment or repeal of Article VIII or Article IX of these Articles of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

Article XI

Any action required or permitted to be taken at a meeting of the stockholders, other than the election of directors, may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power.

IN WITNESS WHEREOF, Tri-Energy Corporation has caused these Articles of Incorporation to be signed by the undersigned officer, thereunto duly authorized, this 12 day of May, 2009.

TRI-ENERGY CORPORATION

Christopher A. Wilson
Incorporator